Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2024 Second-Quarter Financial Results

CAMBRIDGE, Mass., July 30, 2024 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the second quarter ended June 30, 2024, with contract value (CV) at $323.0 million, down 3% compared with the prior year.

“We are pleased with the progress we made this quarter with our product migration, and we are on track to hit our target of 80% of CV on the Forrester Decisions platform by year-end. CV metrics continue to stabilize, we have added significant enhancements to the platform, and retention shows improvement from the prior quarter,” said CEO and Chairman George F. Colony. “That said, our non-CV businesses, consulting and events, had a challenging quarter, which caused us to lower 2024 guidance. We are focused on stabilizing those businesses and are increasingly confident of returning to CV growth by the end of the year.”

Second-Quarter Consolidated Results

Total revenues for the second quarter of 2024 were $121.8 million, compared with $135.6 million for the comparable quarter in 2023.

On a GAAP basis, net income was $6.3 million, or $0.33 per diluted share, for the second quarter of 2024, compared with net income of $5.3 million, or $0.28 per diluted share, for the same period in 2023.

On an adjusted basis, net income was $12.9 million, or $0.68 per diluted share, for the second quarter of 2024, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $4.0 million, amortization of acquisition-related intangible assets of $2.5 million, and restructuring costs of $0.1 million. This compares with adjusted net income of $18.1 million, or $0.94 per diluted share, for the same period in 2023, which reflects an adjusted tax rate of 29%. Adjusted net income for the second quarter of 2023 excludes stock-based compensation of $3.9 million, amortization of acquisition-related intangible assets of $3.1 million, and restructuring costs of $10.5 million.

Forrester is providing guidance for 2024 as follows:

Full-Year 2024 (GAAP):

•	Total revenues of approximately $425 million to $435 million

•	Operating margin of approximately 1.2% to 2.2%

•	Interest expense of approximately $3.0 million

•	An effective tax rate of approximately 65% to 80%

•	Earnings per share of approximately $0.06 to $0.19

Full-Year 2024 (Adjusted):

Adjusted financial guidance for full-year 2024 excludes stock-based compensation expense of $14.5 million to $15.0 million, amortization of acquisition-related intangible assets of approximately $10.0 million, restructuring costs of approximately $7.0 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 8.5% to 9.5%

•	Adjusted effective tax rate of approximately 29%

•	Adjusted diluted earnings per share of approximately $1.37 to $1.57

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help leaders across technology, customer experience, digital, marketing, sales, and product functions use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 700,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective research methodologies, including Forrester Wave™ evaluations; more than 100 million real-time feedback votes; and the shared wisdom of our clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2024 and statements about the performance of Forrester Decisions and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending; the risks and challenges inherent in international business activities; the use of generative AI in

Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and the amount and timing of the repurchase of Forrester stock. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

Vice President, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2024, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Research	$83,663	$87,699	$160,244	$168,605
Consulting	24,811	29,970	47,952	61,720
Events	13,351	17,920	13,706	18,934

Total revenues	121,825	135,589	221,902	249,259

Operating expenses:
Cost of services and fulfillment	51,164	54,614	95,854	103,906
Selling and marketing	40,253	41,581	79,675	83,113
General and administrative	14,437	15,315	28,496	36,542
Depreciation	2,062	2,191	4,122	4,295
Amortization of intangible assets	2,513	3,068	5,027	6,134
Restructuring costs	82	10,532	6,706	12,121

Total operating expenses	110,511	127,301	219,880	246,111

Income from operations	11,314	8,288	2,022	3,148
Interest expense	(763)	(730)	(1,525)	(1,523)
Other income, net	1,015	514	2,289	1,064

Income before income taxes	11,566	8,072	2,786	2,689
Income tax expense	5,274	2,768	3,167	1,460

Net income (loss)	$6,292	$5,304	$(381)	$1,229

Basic income (loss) per common share	$0.33	$0.28	$(0.02)	$0.06

Diluted income (loss) per common share	$0.33	$0.28	$(0.02)	$0.06

Basic weighted average shares outstanding	19,093	19,193	19,189	19,151

Diluted weighted average shares outstanding	19,124	19,258	19,189	19,214

Adjusted data (1):
Income from operations - GAAP	$11,314	$8,288	$2,022	$3,148
Amortization of intangible assets	2,513	3,068	5,027	6,134
Restructuring costs	82	10,532	6,706	12,121
Legal settlement	—	—	—	4,800
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	2,513	2,209	4,635	4,056
Selling and marketing	559	807	1,158	1,304
General and administrative	953	844	1,806	1,665

Adjusted income from operations	$17,934	$25,748	$21,354	$33,228

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024		2023		2024		2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$6,292	$0.33	$5,304	$0.28	$(381)	$(0.02)	$1,229	$0.06
Amortization of intangible assets	2,513	0.13	3,068	0.16	5,027	0.26	6,134	0.32
Restructuring costs	82	0.01	10,532	0.54	6,706	0.35	12,121	0.63
Legal settlement	—	—	—	—	—	—	4,800	0.25
Stock-based compensation	4,025	0.21	3,860	0.20	7,599	0.40	7,025	0.37
Tax effects of items above (2)	(1,288)	(0.07)	(4,597)	(0.24)	(3,834)	(0.20)	(7,575)	(0.40)
Adjustment to tax expense for adjusted tax rate (3)	1,288	0.07	(39)	—	586	0.03	(468)	(0.02)

Adjusted net income	$12,912	0.68	$18,128	$0.94	$15,703	0.82	$23,266	$1.21

Diluted weighted average shares outstanding	19,124		19,258		19,232		19,214

(1)

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a legal settlement, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2024 and 2023, which excludes items such as the settlement of prior year tax audits and the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2)	The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.
(3)	To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2024 and 2023.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	June 30,	December 31,
	2024	2023
Balance sheet data:
Cash, cash equivalents and marketable investments	$110,813	$124,489
Accounts receivable, net	$47,702	$58,999
Deferred revenue	$164,117	$156,798
Debt outstanding	$35,000	$35,000

	June 30,
	2024	2023
Cash flow data:
Net cash provided by operating activities	$(2,295)	$15,788
Purchases of property and equipment	$(2,256)	$(2,664)
Repayments of debt	$—	$(15,000)
Repurchases of common stock	$(8,015)	$(820)

	As of
	June 30,
	2024	2023
Metrics:
Contract value	$323,000	$333,200	(a)
Client retention	73%	74%
Wallet retention	89%	89	% (a)
Number of clients	2,220	2,604

	As of
	June 30,
	2024	2023
Headcount:
Total headcount	1,656	1,793
Sales force	592	616

(a)	June 30, 2023 amounts has been recast based on 2024 foreign currency rates and updated methodology as described on the investor relations section of our website.